As filed with the Securities and Exchange Commission on May 25, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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 Hess Corporation
(Exact name of registrant as specified in its charter)
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Delaware	13-4921002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Hess Corporation
2008 Long-Term Incentive Plan
(Full title of the plan)
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Timothy B. Goodell
Senior Vice President and General Counsel
Hess Corporation
1185 Avenue of the Americas
New York, NY 10036
(Name and address of agent for service)
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(212) 997-8500
(Telephone number, including area code, of agent for service)
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 Copy to:
David M. Johansen
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
 (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00	8,000,000(1)(2)	$45.44 (3)	$363,520,000(3)	$41,659.39

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of anti-dilution provisions described in the 2008 Long-Term Incentive Plan (the “2008 Long-Term Incentive Plan”), as amended, of Hess Corporation (the “Registrant”).

(2)
Represents an additional 8,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Registrant issuable under the 2008 Long-Term Incentive Plan, as amended. The Registrant previously filed Registration Statements on Form S-8 (No. 333-150992 and 333-167076) with respect to shares issuable under the 2008 Long-Term Incentive Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc., on May 21, 2012.

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EXPLANATORY NOTE

The Registrant has filed this Registration Statement on Form S-8 to register under the Securities Act the offer and sale of 8,000,000 shares of Common Stock of the Registrant under the 2008 Long-Term Incentive Plan, as amended. The shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statements on Form S−8 concerning the 2008 Long-Term Incentive Plan and the Registrant’s First Amendment to the 2008 Long-Term Incentive Plan (the 2008 Long-Term Incentive Plan, as so amended, the “First Amended 2008 Incentive Plan”) filed with the Securities and Exchange Commission (the “Commission”) on (i) May 16, 2008 (Reg. No. 333−150992) (the “2008 Registration Statement”) and (ii) May 25, 2010 (Reg. No. 333-167076) (the “2010 Registration Statement”), respectively.

On March 7, 2012, the Board of Directors adopted, subject to the requisite stockholders’ approval, an amendment (the “Amendment”) to the First Amended 2008 Incentive Plan to increase the number of shares of Common Stock that may be issued under the First Amended 2008 Incentive Plan by 8,000,000 shares (as so amended, the “Second Amended 2008 Incentive Plan”). On May 2, 2012, the Amendment was approved by the stockholders at the Registrant’s Annual Meeting of Stockholders.  In accordance with Instruction E to the General Instructions to Form S-8, the Registrant is registering the additional 8,000,000 shares of Common Stock, which may be offered and sold under the Second Amended 2008 Incentive Plan pursuant to this Registration Statement, and the contents of the 2008 Registration Statement, as supplemented, amended or superseded by the 2010 Registration Statement, are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the Second Amended 2008 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;
(2)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

(3)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (No. 333-179744) filed pursuant to the Securities Act on February 27, 2012, including any amendment or report filed for the purpose of updating such description.

  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

ITEM 8. EXHIBITS.

  The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 25, 2012.

HESS CORPORATION

By:	/s/ John P. Rielly
	Name:	John P. Rielly
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John B. Hess, Timothy B. Goodell and John P. Rielly, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations or requirements of the Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Registrant) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Commission registering shares of Common Stock of the Registrant reserved for issuance pursuant to the Second Amended 2008 Incentive Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John B. Hess John B. Hess	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 25, 2012
/s/ Samuel W. Bodman Samuel W. Bodman	Director	May 25, 2012
/s/ Nicholas F. Brady Nicholas F. Brady	Director	May 25, 2012
/s/ Gregory P. Hill Gregory P. Hill	Director	May 25, 2012
/s/ Edith E. Holiday Edith E. Holiday	Director	May 25, 2012

/s/ Thomas H. Kean Thomas H. Kean	Director	May 25, 2012
/s/ Risa Lavizzo-Mourey Risa Lavizzo-Mourey	Director	May 25, 2012
/s/ Craig G. Matthews Craig G. Matthews	Director	May 25, 2012
/s/ John H. Mullin John H. Mullin	Director	May 25, 2012
/s/ Frank A. Olson Frank A. Olson	Director	May 25, 2012
/s/ John P. Rielly John P. Rielly	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2012
/s/ Ernst H. von Metzsch Ernst H. von Metzsch	Director	May 25, 2012
/s/ F. Borden Walker F. Borden Walker	Director	May 25, 2012
/s/ Robert N. Wilson Robert N. Wilson	Director	May 25, 2012

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5	Opinion of White & Case LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of DeGolyer and MacNaughton.
23.3	Consent of White & Case LLP (included in the Opinion of White & Case LLP filed as Exhibit 5).
24	Powers of Attorney (included on the Signature Page of this registration statement).
99

Second Amendment to the 2008 Long-Term Incentive Plan of the Registrant, incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 23, 2012.